Exhibit 25


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)



                  BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)

    A National Banking Association                            31-0838515
                                                            (I.R.S. employer
                                                       identification number)

    100 East Broad Street, Columbus, Ohio                     43271-0181
    (Address of principal executive offices)                (Zip Code)

                  Bank One Trust Company, National Association
                        1 Bank One Plaza, Suite IL1-0126
                          Chicago, Illinois 60670-0126
             Attn: Sandra L. Caruba, Senior Counsel, (312) 336-9436
            (Name, address and telephone number of agent for service)



                           KIMBERLY-CLARK CORPORATION
               (Exact name of obligor as specified in its charter)



         Delaware                                             39-0394230
   (State or other jurisdiction of                          (I.R.S. employer
   incorporation or organization)                      identification number)


         P. O. Box 619100
         Dallas, Texas                                        75261-9100
(Address of principal executive offices)                    (Zip Code)

                                 Debt Securities
                         (Title of Indenture Securities)

Item 1.  General Information.  Furnish the following
                  information as to the trustee:

                  (a)      Name and address of each examining or
                  supervising authority to which it is subject.

                  Comptroller of Currency, Washington, D.C.;
                  Federal Deposit Insurance Corporation,
                  Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C.

                  (b)      Whether it is authorized to exercise
                  corporate trust powers.

                  The trustee is authorized to exercise corporate trust powers.

Item 2.  Affiliations With the Obligor.  If the obligor
                  is an affiliate of the trustee, describe each such affiliation.

                  No such affiliation exists with the trustee.


Item 16. List of exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

                  1. A copy of the articles of association of the trustee now in effect.*

                  2. A copy of the certificate of authority of the trustee to commence business.*

                  3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                  4.  A copy of the existing by-laws of the trustee.*

                  5.  Not Applicable.

                  6. The consent of the trustee required by Section 321(b) of the Act.

                  7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                  8.  Not Applicable.

                  9.  Not Applicable.

         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One Trust Company, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 2nd day of June, 2003.


                      Bank One Trust Company, National Association,
                      Trustee

                      By  /s/ Sandra L. Caruba
                          --------------------
                          Sandra L. Caruba
                          Senior Counsel






*Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One Trust Company, National Association, filed as Exhibit 25 to the Registration Statement on Form S-4 of U S WEST Communications, Inc., filed with the Securities and Exchange Commission on March 24, 2000 (Registration No. 333-32124).

                           EXHIBIT 6 TO T-1 STATEMENT



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                                    June 2, 2003



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of an indenture between Kimberly-Clark Corporation and Bank One Trust Company, National Association, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                  Very truly yours,

                  Bank One Trust Company, National Association



                        By:  /s/Sandra L. Caruba
                             -------------------
                               Sandra L. Caruba
                               Senior Counsel

                           EXHIBIT 7 TO T-1 STATEMENT

                                                                       FFIEC 041
Bank One Trust Company, N.A.                                                RC-1
----------------------------------------
Legal Title of Bank

Columbus                                                                  11
----------------------------------------
City

OH                            43271
----------------------------------------
State                         Zip Code








FDIC Certificate Number - 21377

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for March 31, 2003

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet


                                    Dollar Amounts in Thousands                        RCON       Bil / Mil / Thou
-------------------------------------------------------------------------------        ----       ----------------
ASSETS

1. Cash and balances due from depository institutions (from Schedule RC-A):
   a. Noninterest-bearing balances and currency and coin (1)___________________        0081            1,055,689  1.a
   b. Interest-bearing balances (2)____________________________________________        0071                    0  1.b
2. Securities:
   a. Held-to-maturity securities (from Schedule RC-B, column A) ______________        1754                    0  2.a
   b. Available-for-sale securities (from Schedule RC-B, column D) ____________        1773                  119  2.b
3. Federal funds sold and securities purchased under agreements to resell:
   a. Federal funds sold ______________________________________________________        B987              716,920  3.a
   b. Securities purchased under agreements to resell (3) _____________________        B989              397,102  3.b
4. Loans and lease financing receivables (from Schedule RC-C):
   a. Loans and leases held for sale __________________________________________        5369                    0  4.a
   b. Loans and leases, net of unearned income _______ B528        95,531                                         4.b
   c. LESS:  Allowance for loan and lease losses _____ 3123           424                                         4.c
   d. Loans and leases, net of unearned income and allowance (item 4.b minus
      4.c) ____________________________________________________________________        B529              95,107   4.d
5. Trading assets (from Schedule RC-D)_________________________________________        3545                   0   5
6. Premises and fixed assets (including capitalized leases)____________________        2145              13,421   6
7. Other real estate owned (from Schedule RC-M)________________________________        2150                   0   7
8. Investments in unconsolidated subsidiaries and associated companies (from
   Schedule RC-M)______________________________________________________________        2130                   0   8
9. Customers' liability to this bank on acceptances outstanding________________        2155                   0   9
10.Intangible assets
   a. Goodwill_________________________________________________________________        3163                   0   10.a
   b. Other intangible assets (from Schedule RC-M) ____________________________        0426               5,567   10.b
11.Other assets (from Schedule RC-F)___________________________________________        2160             372,249   11
12.Total assets (sum of items 1 through 11)____________________________________        2170           2,656,174   12

------------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.
(3) Includes all securities resale agreements, regardless of maturity.


                                                                       FFIEC 041
Bank One Trust Company, N.A.                                                RC-2
----------------------------------------
Legal Title of Bank

FDIC Certificate Number - 21377                                           12

Schedule RC - Continued

                                    Dollar Amounts in Thousands                        RCON       Bil / Mil / Thou
-------------------------------------------------------------------------------        ----       ----------------
LIABILITIES

13. Deposits:
    a. In domestic offices (sum of totals of columns A and C from Schedule
       RC-E)___________________________________________________________________        2200           1,524,707   13.a
       (1) Noninterest-bearing(1)_____________________ 6631       966,383                                         13.a.1
       (2) Interest-bearing __________________________ 6636       558,324                                         13.a.2
    b. Not applicable
14. Federal funds purchased and securities sold under agreements to repurchase
    a. Federal funds purchased (2)_____________________________________________        B993                   0   14.a
    b. Securities sold under agreements to repurchase (3) _____________________        B995                   0   14.b
15. Trading liabilities (from Schedule RC-D)___________________________________        3548                   0   15
16. Other borrowed money (includes mortgage indebtedness and obligations
    under capitalized leases) (from Schedule RC-M):____________________________        3190                   0   16
17. Not applicable
18. Bank's liability on acceptances executed and outstanding___________________        2920                   0   18
19. Subordinated notes and debentures (4)______________________________________        3200                   0   19
20. Other liabilities (from Schedule RC-G)_____________________________________        2930             933,944   20
21. Total liabilities (sum of items 13 through 20)_____________________________        2948           2,458,701   21
22. Minority interest in consolidated subsidiaries_____________________________        3000                   0   22
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus______________________________        3838                   0   23
24. Common stock_______________________________________________________________        3230                 800   24
25. Surplus (exclude all surplus related to preferred stock) __________________        3839              45,157   25
26. a. Retained earnings_______________________________________________________        3632             151,514   26.a
    b. Accumulated other comprehensive income (5)______________________________        B530                   2   26.b
27. Other equity capital components (6)________________________________________        A130                   0   27
28. Total equity capital (sum of items 23 through 27)__________________________        3210             197,473   28
29. Total liabilities, minority interest, and equity capital (sum of items 21,
    22, and 28)________________________________________________________________        3300           2,656,174   29

Memorandum
To be reported with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best
   describes the most comprehensive level of auditing work performed for the           RCON            Number
   bank by independent external auditors as of any date during 2002 ___________        6724                   2   M.1

1 = Independent audit of the bank conducted in                       4 = Directors' examination of the bank conducted in
    accordance with generally accepted auditing                          accordance with generally accepted auditing
    standards by a certified public accounting firm which                standards by a certified public accounting firm (may
    submits a report on the bank                                         be required by state chartering authority)
2 = Independent audit of the bank's parent holding                   5 = Directors' examination of the bank performed by
    company conducted in accordance with generally                       other external auditors (may be required by state
    accepted auditing standards by a certified public                    chartering authority)
    accounting firm which submits a report on the                    6 = Review of the bank's financial statements by external
    consolidated holding company (but not on the bank                    auditors
    separately)                                                      7 = Compilation of the bank's financial statements by
3 = Attestation on bank management's assertion on the                    external auditors
    effectiveness of the bank's internal control over                8 = Other audit procedures (excluding tax preparation
    financial reporting by a certified public accounting                 work)
    firm                                                             9 = No external audit work


----------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "other borrowed money."
(3) Includes all securities repurchase agreements, regardless of maturity.
(4) Includes limited-life preferred stock and related surplus.
(5) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.
(6) Includes treasury stock and unearned Employee Stock Ownership Plan shares.